UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

ASTRATA GROUP INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-32475	84-1408762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

950 South Coast Drive, Suite 265, Costa Mesa, California	92626-1776
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(714) 641-1512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Astrata Group has appointed Thomas Wagner to the position of Chief Financial Officer (“CFO”) of the company to succeed Martin Euler, who has relinquished this CFO title while continuing as Chief Executive Officer (“CEO”).

Wagner's accounting company, which has represented Astrata for the past three years, will continue to provide Astrata with accounting and reporting services under the leadership of Tom Wagner. CEO Euler noted that as the company's lead accountant for the past three years, Tom Wagner is intimately familiar with Astrata's business, financial operations, and reporting requirements.

Euler said that he expects Wagner's integration with Astrata to be seamless and to provide Astrata with enhanced reporting capabilities.

Euler further explained that the company's growth, now that it has started to deliver on its $117 million backlog, has created the need for the services of a full-time CFO.

Wagner has accepted a contract to perform the functions of CFO for Astrata on a full time basis, under Wagner Financial Services. In this position, he will be responsible for all accounting, reporting and compliance functions, taxes, finance and Securities and Exchange Commission filings. Wagner will report to Euler.

Wagner has been a partner of Wagner Financial Services since its founding in 1993, which has provided complete financial management and reporting services to public and private corporations.

From 1978 through 1993, Wagner was the corporate controller of Core-Mark International Inc., Vancouver, Canada, one of the largest broad-line, full- service distributors of packaged consumer products to the convenience retail industry in North America.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRATA GROUP INCORPORATED

Date: August 17, 2007	By:	/s/ Martin Euler
Martin Euler
Chief Executive Officer

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